UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 2, 2014

SANTARUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50651	33-0734433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3611 Valley Centre Drive, Suite 400 San Diego, California		92130
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 314-5700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, Santarus, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger, dated as of November 7, 2013 (the “Merger Agreement”), with Salix Pharmaceuticals, Ltd., a Delaware corporation (“Salix”), Salix Pharmaceuticals, Inc., a California corporation (“Intermediary”), and Willow Acquisition Sub Corporation, a Delaware corporation and an indirect wholly owned subsidiary of the Company (“Merger Sub”). In accordance with the terms of the Merger Agreement, on December 3, 2013, Merger Sub commenced a cash tender offer (the “Offer”) to purchase all of the issued and outstanding shares of common stock, par value $0.0001 per share, including the associated rights to purchase shares of Series A Junior Participating Preferred Stock, par value $0.0001 per share (collectively, the “Shares”), of the Company at a price per share equal to $32.00 (the “Offer Price”), net to the seller in cash, without interest, less any applicable withholding taxes.

The Offer expired at 12:00 Midnight, New York City time, at the end of the day on December 31, 2013 as scheduled and was not extended. According to Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”), as of the expiration of the Offer, 52,560,246 Shares were validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 76.4% of the currently outstanding Shares. On January 2, 2014, Merger Sub accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer. Payment for such Shares has been made to the Depositary, which will transmit payments to tendering stockholders, in accordance with the terms of the Offer. In addition, Notices of Guaranteed Delivery have been delivered with respect to 1,998,716 additional Shares, representing approximately 2.9% of the currently outstanding Shares.

Also on January 2, 2014, following acceptance of the tendered Shares, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving as an indirect wholly owned subsidiary of Salix (the “Surviving Corporation”). The Merger was governed by Section 251(h) of the General Corporation Law of the State of Delaware, with no stockholder vote required to consummate the Merger. At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time and not tendered pursuant to the Offer (other than (i) Shares held in the treasury of the Company, (ii) Shares owned by Salix, Merger Sub or any wholly owned subsidiary of Salix or the Company and (iii) Shares that are held by any stockholders who are entitled to and who properly demand appraisal in connection with the Merger) was canceled and converted automatically into the right to receive an amount in cash equal to the Offer Price, without interest thereon and subject to any required withholding taxes. In addition, at the Effective Time, any outstanding options to purchase Shares that were not exercised on or prior to the Effective Time were canceled, terminated and converted at the Effective Time into the right to receive an amount in cash (without interest) determined by multiplying (i) the excess, if any, of the Offer Price over the applicable exercise price of such options by (ii) the number of Shares underlying such options (assuming full vesting of such options) had the holders thereof exercised such options in full immediately prior to the Effective Time. On January 2, 2014, Salix issued a press release announcing the expiration and results of the Offer and the consummation of the Merger.

The aggregate costs incurred by Salix to purchase the Shares tendered in the Offer and to pay the Merger consideration, along with the cash payments to settle the outstanding options to purchase Shares and to pay the fees and expenses incurred in connection with the Merger and the related financing, totaled approximately $2.8 billion. Salix and Intermediary provided Merger Sub with sufficient funds to purchase all Shares validly tendered and not validly withdrawn pursuant to the Offer and to pay for the acquisition of the remaining Shares pursuant to the Merger. Salix funded such cash requirements from a combination of its available cash, a private placement of notes and committed financing facilities.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on November 7, 2013, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Guarantee of Obligations Under Salix Credit Agreement

On January 2, 2014, Salix entered into a Credit Agreement (the “Credit Agreement”) with Jefferies Finance LLC, as collateral agent (the “Collateral Agent”) and administrative agent, and the lenders party thereto, providing for (i) a $1,200 million six year senior secured term loan facility (the “Senior Term Loan Facility”) and (ii) a $150 million five year senior secured revolving credit facility (the “Revolving Credit Facility”). The proceeds of the Senior Term Loan Facility were used to fund a portion of the purchase price of the Shares tendered in the Offer and the Merger consideration and to pay fees and expenses incurred in connection with the Merger and the related financings. The proceeds of the Revolving Credit Facility can be used in the future for working capital and general corporate purposes, including permitted investments and acquisitions.

In connection with the entry by Salix into the Credit Agreement, Salix, along with the Company, Intermediary and Oceana Therapeutics, Inc., a Delaware corporation, each a direct or indirect wholly owned subsidiary of Salix (collectively, the “Guarantors”), has entered into a Guarantee and Collateral Agreement, dated January 2, 2014 (the “Guarantee and Collateral Agreement”), with the Collateral Agent, pursuant to which (i) each of the Guarantors has guaranteed the obligations of Salix under the Credit Agreement and the obligations of each of the other Guarantors under the Guarantee and Collateral Agreement and (ii) Salix and each of the Guarantors has granted to the Collateral Agent, for the benefit of the lenders under the Credit Agreement, a first priority security interest in substantially all of its assets.

Guarantee of Salix Senior Notes

On January 2, 2014, following completion of the Merger, Salix, the Guarantors and U.S. Bank National Association, as trustee, entered into a Supplemental Indenture (the “Supplemental Indenture”) to the Indenture, dated as of December 27, 2013 (the “Indenture”), that governs the terms of Salix’s 6.00% Senior Notes due 2021 (the “Notes”). Pursuant to the Supplemental Indenture, each of the Guarantors agreed to provide an unconditional joint and several guarantee, on a senior unsecured basis, of Salix’s payment obligations under the Notes. The Notes were issued by Salix on December 27, 2013 in an aggregate principal amount of $750 million. The Notes bear interest at a rate of 6.00% per annum, accruing from the date of issuance, and will mature on January 15, 2021.

The foregoing description of the Indenture and Supplemental Indenture do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Indenture and Supplemental Indenture, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

As a result of the transactions described in Item 2.01 hereof, which description is incorporated herein by reference, the Company (i) notified the NASDAQ Global Select Market (“NASDAQ”) of the consummation of the Merger and (ii) requested that NASDAQ file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of Shares on NASDAQ was suspended prior to the opening of trading on January 2, 2014. The Company also intends to file with the SEC a Form 15 requesting that the Company’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act be suspended.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Items 2.01 and 5.03 is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, each of Gerald T. Proehl, David F. Hale, Daniel D. Burgess, Michael G. Carter, Alessandro E. Della Chà, Michael E. Herman, Ted W. Love and Kent Snyder voluntarily resigned from the Company’s board of directors (the “Board”) and all committees of the Board on which such directors served, effective as of the Effective Time. In addition, in connection with the Merger, each of Gerald T. Proehl, Wendell Wierenga, E. David Ballard II, Maria Bedoya-Toro, Debra P. Crawford, Julie A. DeMeules, William C. Denby, III, Carey J. Fox, Warren E. Hall, Michael D. Step and Mark C. Totoritis voluntarily resigned as officers of the Company, effective as of the Effective Time.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time became the directors and officers of the Surviving Corporation. As of January 2, 2014, Timothy J. Creech assumed the role of director and President of the Surviving Corporation and William Bertrand, Jr. assumed the role of director and Secretary of the Surviving Corporation. Information about the new directors and officers is contained in Schedule I to the Offer to Purchase filed by Salix on December 3, 2013.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation was amended and restated in its entirety and the Company’s bylaws were amended and restated in their entirety. The amended and restated certificate of incorporation of the Company is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The amended and restated bylaws of the Company are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibits Number	Description

2.1	Agreement and Plan of Merger, dated as of November 7, 2013, among Salix Pharmaceuticals, Ltd., Salix Pharmaceuticals, Inc., Willow Acquisition Sub Corporation and Santarus, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Santarus, Inc. on November 7, 2013).

3.1	Third Amended and Restated Certificate of Incorporation of Santarus, Inc.

3.2	Second Amended and Restated Bylaws of Santarus, Inc.

4.1	Indenture, dated as of December 27, 2013, among Salix Pharmaceuticals, Ltd., the guarantors from time to time party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Salix Pharmaceuticals, Ltd. on December 27, 2013).

4.2	Supplemental Indenture, dated as of January 2, 2014, among Salix Pharmaceuticals, Ltd., Salix Pharmaceuticals, Inc., Oceana Therapeutics, Inc., Santarus, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Salix Pharmaceuticals, Ltd. on January 2, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2014	SANTARUS, INC.

	By:	/s/ TIMOTHY J. CREECH
Timothy J. Creech
President

Exhibit Index

Exhibits Number	Description

2.1	Agreement and Plan of Merger, dated as of November 7, 2013, among Salix Pharmaceuticals, Ltd., Salix Pharmaceuticals, Inc., Willow Acquisition Sub Corporation and Santarus, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Santarus, Inc. on November 7, 2013).

3.1	Third Amended and Restated Certificate of Incorporation of Santarus, Inc.

3.2	Second Amended and Restated Bylaws of Santarus, Inc.

4.1	Indenture, dated as of December 27, 2013, among Salix Pharmaceuticals, Ltd., the guarantors from time to time party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Salix Pharmaceuticals, Ltd. on December 27, 2013).

4.2	Supplemental Indenture, dated as of January 2, 2014, among Salix Pharmaceuticals, Ltd., Salix Pharmaceuticals, Inc., Oceana Therapeutics, Inc., Santarus, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Salix Pharmaceuticals, Ltd. on January 2, 2014).